HOME PROPERTIES OF NEW YORK, INC.
                     HOME PROPERTIES OF NEW YORK, L.P.
              AMENDMENT NUMBER ONE TO EXECUTIVE RETENTION PLAN



     This Amendment Number One to Executive Retention Plan is adopted by Home Properties of New York, Inc. (the "Company"), a Maryland corporation organized and operated as a real estate investment trust ("REIT"), and Home Properties of New York, L.P. (the "Operating Partnership"), a New York limited partnership, as of the 25{th} day of April, 2000. The Company, the Operating Partnership and any subsidiary entities controlled by the Company or the Operating Partnership are collectively referred to herein as the "Company."

     WHEREAS, as of February 2, 1999, the Company adopted an Executive Retention Plan (the "Plan") applicable to certain of the Company's officers and employees (the "Participants");

     WHEREAS, it was intended that upon a termination of employment in circumstances under which benefits would be paid to a Participant under the Plan, all of such Participant's options to purchase the Company's common stock would vest immediately;

     WHEREAS, the Plan in error did not contain those vesting provisions and the Company therefore wishes to amend the Plan to provide that those options would so vest.

     NOW THEREFORE, the Plan shall be and hereby is amended as provided below.

     1. DEFINITIONS: All capitalized terms used but not defined in this Amendment shall have the meaning given them in the Plan.

     2. VESTING OF STOCK OPTIONS: The following sentence shall be added at the end of each of sub-paragraphs (a), (b) and (c) of paragraph 3 of the
Plan:

     "In addition, in the event of a termination of employment as described in the preceding sentence, all of options to purchase the common stock of the Company granted to the affected employee under the Company's 1994 Amended and Restated Stock Benefit Plan, the Company's 2000 Stock Benefit Plan, as either plan may be subsequently amended, and under any subsequently adopted stock benefit plan shall immediately become fully exercisable as to the total number of shares of the Company's common stock subject thereto (whether or not exercisable to that extent at the time of termination) and shall remain so exercisable for a period of three (3) months after such termination unless such stock option expires earlier by its terms.

     3. MISCELLANEOUS: As modified by this Amendment Number One, the Plan shall remain in full force and effect.